Exhibit 10.4

BARINGTON/HILCO ACQUISITION CORP.

January [__], 2015

Barington Capital Group, L. P.
888 Seventh Avenue, 17th Floor
New York, NY 10019

Re:	Administrative Services and License

Gentlemen:

This letter will confirm our agreement that, commencing on the date the securities of Barington/Hilco Acquisition Corp. (the “Company”) are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”), and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Barington Capital Group, L. P. (“Barington”) or one of its affiliates shall make available to the Company, (a) such secretarial and administrative services as may be reasonably required by the Company (the “Administrative Services”), and (b) a license (the “License”) to use such office space and receive such utilities and building services as may be reasonably required by the Company at 888 Seventh Avenue, 17th Floor, New York, New York 10019, or any successor location of Barington (the “Office Space”). In exchange for the Administrative Services and the License, the Company shall pay Barington the sum of $7,500 per month on the effective date of the registration and continuing monthly thereafter until the Termination Date.

1.          General Conditions.         The general conditions attached hereto as Exhibit A shall apply to the Administrative Services being provided to the Company hereunder and the general conditions attached hereto as Exhibit B shall apply to the License being provided to the Company hereunder. All such general conditions shall be a part of this letter agreement.

2.          Waiver of Claims Against Trust Account.

a.	Barington hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

b.	For the avoidance of doubt, notwithstanding the indemnification provisions set forth in Section 1 of Exhibit A and Section 7 of Exhibit B hereto (the “Indemnification Provisions”), Barington and the Indemnified Parties (as such term is defined in Exhibit A) hereby waive any and all right to seek payment in connection with the Indemnification Provisions out of the Trust Account, and agree not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

3.          Force Majeure. Barington shall not be liable for any failure of or delay in performing its obligations set forth in this letter agreement, and shall not be deemed in breach of its obligations, if such failure or delay results from causes beyond its reasonable control, including but not limited to any strikes, lock-outs or other labor difficulties, acts of any government, war, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In event of such force majeure, Barington shall advise the Company of the beginning and end of the circumstances constituting the force majeure, and shall use commercially reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder as soon as reasonably practicable.

4.          Entire Agreement; Amendments. This letter agreement, together with the provisions contained in Exhibits A and B hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement shall not be amended, modified or canceled except by a written instrument executed by all parties hereto. This letter agreement shall bind the parties hereto and their successors and permitted assigns.

5.          Validity. A determination that any provision of this letter agreement is void, unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this letter agreement to any person or under particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

6.          Headings and Interpretation. The headings contained in this letter agreement are inserted solely for reference and shall not constitute a part of this letter agreement nor affect its meaning, construction or effect. The parties hereto acknowledge and agree that the terms and provisions of this letter agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this letter agreement.

7.          Assignment. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

8.          Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. Each of the parties irrevocably submits to the exclusive jurisdiction of any courts of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this letter agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against it.

Very truly yours,

BARINGTON/HILCO ACQUISITION CORP.

By:
Name: James A. Mitarotonda
Title: Chief Executive Officer

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Accepted and Agreed to:

BARINGTON CAPITAL GROUP, L. P.

By: LNA Capital Corp., its general counsel

By:
Name: Jared L. Landaw
Title: Secretary

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Exhibit A

General Conditions to Administrative Services

1.          Indemnification; Exculpation. The Company shall indemnify, defend and save harmless Barington and its officers, directors, employees, investors, partners, representatives, members, agents, consultants and affiliates (collectively, the “Indemnified Parties”) from and against any and all losses, claims, suits, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses including, but not limited to, reasonable and documented attorneys’ fees, disbursements and court costs (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the provision by Barington of Administrative Services for the Company, including, without limitation, any act or omission by Barington or any Indemnified Party in connection with its performance or non-performance of its obligations under this letter agreement, except to the extent that any such Loss is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington's bad faith, gross negligence or willful misconduct. The Company also agrees that neither Barington nor any Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Administrative Services, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington's bad faith, gross negligence or willful misconduct. The provisions of this paragraph shall survive expiration or termination of this letter agreement.

2.          Consequential Damages. No party hereto shall be liable to any other party hereto, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental, consequential, exemplary or punitive damages whatsoever (including lost or anticipated revenues or profits, business interruption costs or claims of customers relating to the same), which in any way arise out of, relate to, or are a consequence of, the provision of or failure to provide any Administrative Service hereunder, even if an authorized representative of such party is advised of the possibility or likelihood of the same.

3.          Independent Contractor; Relationship of the Parties.

(a)          Nothing herein shall be deemed to constitute Barington (or any of Barington's employees, agents or representatives in their capacities as such) to be the employee or agent of the Company. Barington shall be an independent contractor and shall have responsibility for and control over the details and means of performing the Administrative Services. The parties acknowledge that certain employees of Barington or its affiliates may be appointed as officers of the Company. The Company acknowledges and agrees that, in such capacities, they shall be acting in their individual capacities and not as employees, agents or representatives of Barington.

(b)          Nothing herein shall be construed as: (i) an assumption by Barington of responsibility for the operations of the Company except as expressly set forth in this letter agreement; (ii) an assumption by Barington of any financial obligation of the Company; or (iii) the assumption by Barington of any responsibility for work performed by outside consultants or suppliers employed directly by the Company at the suggestion or recommendation of Barington.

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Exhibit B

General Conditions to License

1.          Use. The Company shall use the Office Space for office use only and for no other purpose, consistent with the terms of the lease agreement between 888 Seventh Avenue LLC, as landlord, and Barington, as tenant (the “Lease”). The Company shall keep the Office Space and the property, fixtures, equipment, installations and portions of the building systems therein, in good order, condition and repair, in accordance with the applicable provisions of the Lease. The Company shall not use or permit the use of the Office Space in violation of any applicable laws, rules, regulations or ordinances. The Company further covenants and agrees to comply with the building’s certificate of occupancy and all applicable laws, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the Office Space.

2.          Building Services. It is understood and agreed that all services and/or utilities for the Office Space to be provided to the Company hereunder (including HVAC, utilities and cleaning services) shall be supplied by the landlord to the extent required by and in accordance with the Lease and that Barington shall not be required to furnish any services and/or utilities to the Office Space. Barington shall in no way be liable for the landlord’s failure to furnish such services and/or utilities and the terms and conditions of this letter agreement and the obligations of the Company hereunder shall in no way be affected because of such failure.

3.          Removal Upon Termination. The Company, on or before the expiration or termination of the License, shall quietly and peaceably vacate the Office Space, return all keys and security access cards, and remove its employees, servants and agents and its property from the Office Space so that the Office Space is in the same condition as on the date hereof, and the Company shall promptly repair any and all damage caused by such removal. Any property of the Company remaining in the Office Space shall be deemed abandoned and may be disposed of by Barington as it sees fit in its sole discretion, at the Company's expense.

4.          Condition of Premises. The Office Space shall be delivered to the Company and the Company accepts such Office Space in its "as is" condition on the Listing Date, and Barington shall not be required to perform any work and/or spend any monies to prepare the Office Space for the Company's use.

5.          Insurance. The Company shall maintain in force and effect, at its expense, during the term of this letter agreement: (a) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which the Company is named as the insured and Barington and Landlord are named as additional insureds, with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000, and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring the Company’s property for the full insurable value thereof or replacement cost thereof, and (c) and such other insurance with respect to the Office Space as is required to be carried by Barington pursuant to the Lease.

6.          Liability. Neither Barington nor any Indemnified Party shall be liable to the Company for any injury or damage to the Company or to any other person or for any damages to or loss (by theft or otherwise) of any property of the Company or of any other person, irrespective of the cause of such injury or damage, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington’s bad faith, gross negligence or willful misconduct.

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7.          Indemnity. The Company shall indemnify, defend and save harmless Barington and its Indemnified Parties against and from any and all Losses, directly or indirectly caused by, relating to, based upon, arising out of, or in connection with (a) the use (or misuse) of the Office Space by the Company or its Representatives or invitees or any of the Company’s business activities therein, (b) any work or thing done, or any condition created by the Company in or about the Office Space during the term of the License, (c) the Company’s failure to comply with any of the terms, covenants or conditions of the License, and/or the Lease, or (d) any delay by the Company in surrendering the Office Space, except to the extent that any such Loss is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington's bad faith, gross negligence or willful misconduct. The provisions of this paragraph shall survive the expiration or termination of this letter agreement.

8.          Alterations. The Company shall not perform any alterations, additions or improvements in or to the Office Space without the prior written consent of Barington.

9.          Subject and Subordinate. This letter agreement and all rights of the Company hereunder are subject and subordinate to the terms and conditions of any and all underlying leases and mortgages which may now or hereafter affect the Office Space, including, without limitation, the Lease. The obligations under the Lease for Barington, as tenant thereunder, to observe and perform, shall be observed and performed by the Company with respect to the Office Space during the term of the License. The Company shall not violate, or permit the violation, of any terms or provisions of the Lease. The Company may not assign or sublease this License or permit any other person or party to use or occupy all or a portion of the Office Space.

10.         Default. If the Company shall fail to perform any of the terms, conditions or covenants of this letter agreement and such failure persists for five (5) days after written notice of such default is given to the Company, then Barington may exercise any and all rights and remedies granted to Barington at law or in equity with respect to defaults, including, without limitation, terminating this License. The Company shall reimburse Barington for any expenses (including reasonable attorneys' fees and disbursements) incurred by Barington in enforcing this letter agreement or any of its rights hereunder.

11.         Remedies. The Company hereby expressly acknowledges and agrees, that Barington’s remedies are cumulative, and that mention of a particular remedy in this letter agreement does not preclude Barington from exercising any and all other rights and remedies available to it, whether at law or in equity.

12.         Brokers. The Company represents to Barington that the Company has not engaged, either directly or indirectly, any real estate agent or broker in connection with this transaction. The Company agrees to indemnify, defend and hold Barington harmless from and against any loss, liability and expense (including, without limitation, reasonable and documented attorneys’ fees and disbursements) incurred by Barington as a result of any claim made against Barington which is based upon a breach of said representation by the Company. The Company’s indemnification obligation hereunder shall survive the expiration or termination of this letter agreement.

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